Calculation of Filing Fee Tables
S-8
IDT CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class B Common Stock, par value $0.01 per share	Other	75,000	$ 67.62	$ 5,071,500.00	0.0001381	$ 700.37
Total Offering Amounts:						$ 5,071,500.00		$ 700.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 700.37
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the IDT Corporation 2024 Equity Incentive Plan, as Amended and Restated (the "2024 Plan"). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Represents shares of Class B Common Stock of the Registrant ("Class B Common Stock") reserved for issuance pursuant to the 2024 Plan. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low reported prices of the shares of the Class B Common Stock on the New York Stock Exchange on September 24, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources